THE GILLETTE COMPANY                                                  EXHIBIT 23
GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Administrative Committee
The Gillette Company Global Employee Stock Ownership Plan:

We consent to the incorporation by reference in the registration statement (No. 333-128859) on Form S-8 of The Gillette Company Global Employee Stock Ownership Plan of our report dated March 30, 2005, with respect to the statements of assets available for plan benefits of The Gillette Company Global Employee Stock Ownership Plan as of December 31, 2004, and the related statements of changes in assets available for plan benefits for each of the years in the two-year period ended December 31, 2004, which report appears in the December 31, 2005, annual report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan.

/S/ KPMG LLP
Boston, Massachusetts
April 13, 2006